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                              ACCOUNTANTS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Winton Financial Corporation on Form S-8, of our report dated November 26, 1996, accompanying the consolidated financial statements of Winton Financial Corporation ("WFC") included as part of the WFC 1996 Annual Report to Shareholders filed as Exhibit 20 to the WFC Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996.



Grant Thornton LLP

Cincinnati, Ohio
December 9, 1997